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                                    EXHIBIT C

                          Form of Letter of Transmittal

                              LETTER OF TRANSMITTAL
                               REGARDING INTERESTS
                                       IN
                      MELLON OPTIMA L/S STRATEGY FUND, LLC
                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                              DATED OCTOBER 4, 2010

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
           RECEIVED BY MELLON HEDGE ADVISORS LLC EITHER BY MAIL OR BY
                     FAX BY 12:00 MIDNIGHT, EASTERN TIME, ON
                       MONDAY, NOVEMBER 1, 2010 UNLESS THE
                               OFFER IS EXTENDED.

          COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND FAX
                OR MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO:

                      Mellon Optima L/S Strategy Fund, LLC
                          c/o Mellon Hedge Advisors LLC
                                One Boston Place
                                    024-0071
                                Boston, MA 02108

                           Attn: Anthony J. Mastrocola

                           For additional information:
                              Phone: (877) 257-0004
                               Fax: (617) 722-7367

         TO ASSURE GOOD DELIVERY, PLEASE SEND THIS LETTER OF TRANSMITTAL
                    TO MHA AND NOT TO YOUR PORTFOLIO MANAGER.

       IF YOU DO NOT WISH TO SELL ANY OF YOUR INTERESTS, PLEASE DISREGARD
                          THIS LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Mellon Optima L/S Strategy Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated October 4, 2010 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited liability company interest in the Fund or portions thereof tendered hereby.

The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's investment adviser, Mellon Hedge Advisors LLC ("MHA"), to receive any Letter of Transmittal or other document. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.

Payment of the Initial and Contingent Payments (as defined in Section 6 of the Offer to Purchase) for the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned shall be credited directly to the undersigned's investment management or custody account with BNY Mellon Wealth Management ("BMWM"), if such investor has a BMWM investment management or custody account. (The undersigned hereby represents and warrants that the undersigned understands that, for cash payments credited directly to the undersigned's investment management or custody account, upon a withdrawal of such cash payment from such account, BMWM will impose such fees as it would customarily assess upon the withdrawal of cash from such investment management or custody account). If such investor does not have a BMWM investment management or custody account, the payment will be sent directly to its mailing address as listed in the Fund's records. A promissory note ("Note") reflecting the Initial and Contingent Payment obligations, as described in Section 6 of the Offer to Purchase, will be held for such investor by the Fund's transfer agent, SEI Investments Management Corporation, ("SEI"). The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of December 31, 2010, of the limited liability company interest or portion thereof tendered, and that the Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for fiscal year ending March 31, 2011, which is anticipated to be completed not later than 60 days after the Fund's fiscal year end, and will be paid in cash within approximately ten days thereafter, or on such earlier date as the Fund's Directors may determine.

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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

                      MELLON OPTIMA L/S STRATEGY FUND, LLC

IF YOU DO NOT WANT TO SELL YOUR LIMITED LIABILITY COMPANY INTEREST AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND'S TENDER OFFER. IF YOU CHOOSE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT MHA HAS RECEIVED YOUR DOCUMENTS BY THE TENDER EXPIRATION DATE. TO ASSURE GOOD DELIVERY, PLEASE SEND THIS PAGE TO MHA AND NOT TO YOUR PORTFOLIO MANAGER. THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY MHA EITHER BY MAIL OR BY FAX BY 12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, NOVEMBER 1, 2010, UNLESS THE OFFER IS EXTENDED.

                                        PLEASE FAX OR MAIL (THIS PAGE ONLY) IN
                                        THE ENCLOSED POSTAGE-PAID ENVELOPE TO:

                                        Mellon Optima L/S Strategy Fund, LLC
                                        c/o Mellon Hedge Advisors LLC
                                        One Boston Place
                                        024-0071
                                        Boston, MA 02108

                                        Attn: Anthony J. Mastrocola

                                        For additional information:
                                        Phone: (877) 257-0004
                                        Fax: (617) 722-7367

PART 1. NAME:

Name of Investor: /__//__//__//__//__//__//__//__//__//__//__//__//__//__//__/
                  /__//__//__//__//__//__//__//__//__//__/
SS# or Taxpayer ID #:/__//__//__/  /__//__/  /__//__//__//__/
Phone #:/__//__//__//__//__//__/ /__//__//__//__/
BNY Mellon Wealth Management Account # (if applicable): /__//__//__//__//__//__/
                                                        /__//__//__//__//__/

PART 2. AMOUNT OF FUND INTEREST IN THE FUND TO BE TENDERED:

     /__/ Portion of limited liability company interest expressed as a specific dollar value. $______________________ (minimum $50,000 unless entire interest is being tendered). (Subject to maintenance of a minimum limited liability company interest equal to $50,000 (the "Required Minimum Balance")). Please note, a promissory note will be held on your behalf by SEI Investments Management Corporation, the Fund's transfer agent (the "Note") entitling you to receive an initial payment of either: (a) 95% of the estimated unaudited net asset value of your requested amount, determined as of December 31, 2010 (for Investors who tender greater than a 95% portion of their entire Interest) or (b) 100% of the estimated unaudited net asset value of your requested amount, determined as of December 31, 2010 (for Investors who tender equal to or less than a 95% portion of their Interest). The payment shall be credited directly to your BMWM investment management or custody account, if you have a BMWM investment management or custody account by approximately January 31, 2011. If you do not have a BMWM investment management or custody account, the payment will be mailed to you directly at the mailing address listed in the Fund's records. A contingent payment representing the balance of the requested amount, if any, is expected to be paid within approximately ten days after the conclusion of the March 31, 2011 fiscal year-end audit (or earlier, at the Fund's discretion). Any amounts payable under the Note will include interest, if any, earned by the Fund on an amount, deposited by the Fund in a segregated custodial account, equal to 5% of the estimated unaudited net asset value of Interests tendered by the investor and accepted but held back by the Fund. THE UNDERSIGNED UNDERSTANDS THAT IF: (A) THE UNDERSIGNED TENDERS AN AMOUNT THAT WOULD CAUSE THE UNDERSIGNED'S CAPITAL ACCOUNT BALANCE TO FALL BELOW THE REQUIRED MINIMUM BALANCE, THE FUND RESERVES THE RIGHT TO REDUCE THE AMOUNT TO BE PURCHASED FROM THE UNDERSIGNED SO THAT THE REQUIRED MINIMUM BALANCE IS MAINTAINED OR
          (B) THE UNDERSIGNED TENDERS AN AMOUNT LESS THAN $50,000 (UNLESS THE INVESTOR IS TENDERING THE INVESTOR'S ENTIRE INTEREST HAVING A LOWER VALUE) THE FUND RESERVES THE RIGHT TO REJECT THE TENDER.

PART 3. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

SIGNATURE:
                                        ----------------------------------------
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Investor Application)/Date

PRINT NAME OF INVESTOR:
                                        ----------------------------------------

JOINT TENANT SIGNATURE:                 ----------------------------------------
(If joint tenants, BOTH MUST SIGN.)     (Signature of Owner(s) Exactly as
                                        Appeared on Investor Application)/Date

PRINT NAME OF JOINT TENANT:
                                        ----------------------------------------
FOR OTHER INVESTORS:

PRINT NAME OF INVESTOR:
                                        ----------------------------------------

SIGNATURE:
                                        ----------------------------------------
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Investor Application)/Date

PRINT NAME OF SIGNATORY AND TITLE:
                                        ----------------------------------------

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CO-SIGNATORY IF NECESSARY:
                                        ----------------------------------------
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Investor Application)/Date

PRINT NAME AND TITLE OF CO-SIGNATORY:
                                        ----------------------------------------